Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

christopher t. hines *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.*******

HARRIS TULCHIN, ESQ. ********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

February 10, 2025

Welsbach Technology Metals Acquisition Corp.

4422 N. Ravenswood Ave. #1025

Chicago, IL 60640

Re:	Registration Statement on Form S-4 (File No. 333-283119)

Ladies and Gentlemen:

We have acted as special counsel to Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“WTMA”), in connection with the transactions contemplated by that Amended and Restated Agreement and Plan of Merger, dated as of November 6, 2024, as amended by the Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of November 11, 2024, and as amended by the Amendment No. 2 to Amended and Restated Agreement and Plan of Merger, dated as of February 10, 2025 (as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among WTMA, WTMA Merger Subsidiary LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of WTMA (“Merger Sub”), and Evolution Metals LLC, a Delaware limited liability company (“EM”), whereby, among other things, Merger Sub will be merged with and into EM, and WTMA will be renamed Evolution Metals & Technologies Corp. (collectively, the “Transactions”).

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

Welsbach Technology Metals Acquisition Corp.

February 10, 2025

This opinion is being rendered at the request of WTMA in connection with the registration by WTMA under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by WTMA with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 618,820,131 shares (collectively, the “Business Combination Shares”) of WTMA’s common stock, par value $0.0001 per share (the “WTMA Common Stock”), consisting of:

(i)	82,041,409 shares of WTMA Common Stock to be issued to the holders of certain convertible preferred units of EM;

(ii)	22,500,000 shares of WTMA Common Stock to be issued to the holders of the common shares of Critical Mineral Recovery, Inc.;

(iii)	487,687,140 shares of WTMA Common Stock to be issued to the holders of the member units of EM);

(iv)	15,669,922 shares of WTMA Common Stock to be issued to the holders of the convertible preferred units of EM;

(v)	750,000 shares of WTMA Common Stock to be issued to the holders of the common stock of Handa Lab Co., Ltd.;

(vi)	1,440,000 shares of WTMA Common Stock to be issued to the holders of the common stock of KCM Industry Co., Ltd.;

(vii)	4,400,000 shares of WTMA Common Stock to be issued to the holders of the common stock of KMMI, Inc.;

(viii)	1,297,000 shares of WTMA Common Stock to be issued to the holders of the common stock of NS World Co., Ltd.;

(ix)	660,000 shares of WTMA Common Stock to be issued to the underwriter in WTMA’s initial public offering upon exercise of the underwriter’s unit purchase option to purchase 600,000 WTMA units;

(x)	807,974 shares of WTMA Common Stock to be issued to the holders of outstanding WTMA rights (including WTMA rights underlying outstanding WTMA units);

(xi)	444,107 shares of WTMA Common Stock to be issued upon conversion of WTMA’s convertible, non-interest bearing, unsecured promissory notes, at the holder’s election, in connection with the Business Combination;

(xii)	50,000 shares of WTMA Common Stock to be issued pursuant to compensation arrangements with certain current and former directors of WTMA; and

(xiii)	1,072,579 shares of WTMA Common Stock to be issued pursuant to obligations of WTMA owing to certain WTMA stockholders in connection with previous WTMA extensions.

This opinion is also being rendered in connection with the registration of up to 3,366,765 shares (“WTMA Shares”) of WTMA Common Stock to be issued to the holders of outstanding WTMA Common Stock (including shares of WTMA Common Stock underlying outstanding WTMA units).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of Third Amended and Restated Certificate of Incorporation of WTMA to be effective upon the consummation of the Transactions; (iii) the form of Second Amended and Restated Bylaws of WTMA to be effective upon the consummation of the Transactions; and (iv) the Merger Agreement. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of WTMA.

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

Welsbach Technology Metals Acquisition Corp.

February 10, 2025

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A.	Prior to the issuance of any Common Stock by WTMA pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of WTMA will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement; and

B.	The current draft of the Third Amended and Restated Certificate of Incorporation of WTMA, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, has been, or prior to the filing of the Third Amended and Restated Certificate of Incorporation will be, filed by or in respect of WTMA with the DE Secretary of State and that WTMA will pay all fees and other charges required to be paid in connection with the filing of the Third Amended and Restated Certificate of Incorporation.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, (i) when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Business Combination Shares will be validly issued, fully paid and non-assessable and (ii) the WTMA Shares have been validly issued and are fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

Welsbach Technology Metals Acquisition Corp.

February 10, 2025

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936